Exhibit 10.1

LINE OF CREDIT

For $250,000 at 0% interest

May 17, 2010

American Wagering, Inc. and Subsidiaries

John Salerno

675 Grier Drive

Las Vegas, Nevada 89119

Re:  $250,000 Line of Credit

Dear John:

Please accept this letter as confirmation that I, Victor Salerno (“Salerno”), have approved a line of credit (the “Line of Credit”) to American Wagering, Inc. and its subsidiaries (the “Borrower”) on the following terms and conditions:

Borrower: American Wagering, Inc. and subsidiaries

Amount: $250,000

Purpose: Commercial investment needs of the Borrower

Type: A line of credit available May 17, 2010 through February 1, 2013, unless earlier terminated by the Borrower.  Advances will be made available at the request of the Borrower (“Advances”). The outstanding amount of all Advances shall be payable on February 1, 2013.

Interest: At a rate per annum which at all times shall equal zero percent (0%) simple interest per annum.

Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest on Advances will be payable in arrears on the last day of each month.

Advances: Prior to any Advance, the Borrower shall submit to Salerno a written description of the intended use of such Advance. In addition, for each Advance equal to or greater than Five Thousand Dollars ($5,000), Salerno shall have the additional right, in its sole discretion, to approve the use of such Advance. Advances shall be in the minimum amount of Five Thousand Dollars ($5,000) and integral multiples thereof.

Note: Advances under the Line of Credit shall be evidenced by a revolving line of credit promissory note (the “Note “) payable to the order of Salerno. The Borrower acknowledges that, in the absence of manifest error, the actual crediting of the amount of any Advance hereunder to an account of the Borrower shall constitute presumptive evidence that such Advance was made hereunder, and Salerno’ records with respect to Advances under the Note shall constitute presumptive evidence of principal amounts outstanding, advanced and repaid from time to time and at any time under the Line of Credit.

Repayments: Repayments of Advances may be made to Salerno without premium, penalty or other fees at any time in the minimum amount of One Dollar ($1) or integral multiples thereof. Advances shall be repaid at any time and to the extent that they exceed the maximum amount of the Line of Credit available hereunder.

Conditions Precedent: The obligation of Salerno to make the first Advance under this Line of Credit will not arise until all of the following documents in form and substance satisfactory to Salerno have been received by Salerno:

A) The Note; and

B) Such other documents as Salerno may reasonably request.

Conditions to Utilization: Advances shall be made at the request of the Borrower so long as the Borrower’s representations and warranties continue to be true and correct in all material respects and no Event of Default, or event, which alone or with the giving of notice, or the passage of time, or both, would constitute an Event of Default, has occurred hereunder. The Borrower’s request for any Advance shall constitute a certification by the Borrower that the representations and warranties contained herein shall be true and correct, and no event shall have occurred and be continuing which alone or with the giving of notice, or the passage of time, or both, would constitute an Event of Default hereunder.

Representations and Warranties: The Borrower represents and warrants that:

A) The Borrower has full legal right to borrow in the manner and on the terms of this Agreement and the Note.

B) The execution, delivery and performance of this Agreement, the Note, and any other documents delivered or to be delivered by the Borrower to Salerno,

(i) do not require any approval or consent of, or filing with, any governmental agency or entity;

(ii) do not and will not

(a) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower, except as provided in this Agreement.

C) This Agreement and the Note are valid and are legally enforceable against the Borrower in accordance with their terms.

D) Borrower agrees to repay any Advances taken against this Line of Credit or against the April 21, 2010 Amendment to the April 21, 2008 Guaranty Agreement and Line of Credit from the FIRST PROCEEDS of any funds or capital raised by the Borrower in a completed investment transaction.

E) The financial statements of AWI as at year ending January 31 of each year (previously delivered by the Borrower to Salerno) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly in accordance with generally accepted accounting principles the financial condition of AWI and all such information so furnished is to the Borrower’s best knowledge true, correct and complete.

Reporting Requirements: The Borrower shall furnish Salerno with the following statements and reports:

A) Within one hundred twenty (120) days after the end of the fiscal year, a copy of the audited annual financial statements of Piercy Bowler Taylor & Kern, Ltd.

B) Within forty-five (45) days after the end of each fiscal quarter, a copy of the quarterly financial statements of AWI, certified by the Borrower to the best of her knowledge to present fairly the financial condition of AWI.

C) From time to time at the request of Salerno, the Borrower will deliver a certificate as to its representations and warranties and no Events of Default hereunder.

Events of Default: If any of the events set forth below ( “Events of Default”) shall occur and be continuing, Salerno may, but shall not be obligated to, declare the Note immediately due and payable and withhold Advances and pursue any other rights and remedies available to Salerno or both:

A) A payment of interest on the Note is not made within ten (10) business days following the date on which it is due;

B) A representation or warranty contained herein proves to be incorrect in any material respect;

C) The Borrower shall be involved in financial difficulties as evidenced by the entry of an order by a court of competent jurisdiction finding him to be bankrupt or insolvent and such order shall not be vacated or stayed on appeal or otherwise stayed within sixty (60) days;

D) If at any time Salerno reasonably believes in good faith that the prospect of payment of any Obligation or the performance of any agreement of the Borrower, or that there is such a change in the assets, liabilities, financial condition or business of AWI, which, in each case, impairs Salerno’s security or increases its risk of non-collection.

Following any Event of Default which is continuing, Salerno may decline to make any or all further Advances hereunder; Salerno may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in the Line of Credit or any other outstanding agreement with Salerno or in any instrument delivered to Salerno pursuant hereto or thereto, or in aid of the exercise of any power granted in the Line of Credit, any outstanding agreement with Salerno or any such instrument.

Notices: All communications herein provided shall be in writing and shall be sufficient if sent by United States mail, registered or certified, postage prepaid, delivered by messenger, or so-called overnight courier, addressed as follows:

If to the Pledgor:

Victor Salerno

675 Grier Drive

Las Vegas, Nevada 89119

If to the Pledgee:

American Wagering, Inc.

675 Grier Drive

Las Vegas, Nevada 89119

Attention:  Secretary

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

Expenses: All reasonable legal expenses reasonably incurred by Salerno in connection with the preparation, administration and enforcement of this Agreement and the Note shall be payable by the Borrower to Salerno on demand.

WAIVER OF JURY TRIAL: TO THE EXTENT PERMITTED BY LAW, EACH OF THE Borrower AND Salerno HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE NOTE, THE STOCK PLEDGE AGREEMENT AND THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREBY AND THE CONDUCT OF THE RELATIONSHIP BETWEEN THE Borrower AND Salerno.

Laws: This Agreement shall be construed as an instrument under seal and in accordance with and governed in all respects by the laws of the State of Nevada.  The parties subject to personal jurisdiction to the State of Nevada and venue shall be in Clark County, Nevada.

If the above terms and conditions are satisfactory, please so indicate on the enclosed copy hereof whereupon this letter will then constitute an Agreement between the Borrower and Salerno.

BORROWER

By:	/s/ John Salerno
John Salerno
Title: Secretary
Agreed and Accepted on May 17, 2010

SALERNO

By:	/s/ Victor Salerno
Victor Salerno
Agreed and Accepted on May 17, 2010

Copy to:	General Counsel
American Wagering, Inc.